Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Bridge Bancorp, Inc. [BDGE]
Date of Event Requiring Statement:	September 19, 2016

Joint Filers’ Signatures

/s/ Matthew Lindenbaum
Matthew Lindenbaum

/s/ Bennett Lindenbaum
Bennett Lindenbaum

Basswood Capital Management, L.L.C.

By:	/s/ Bennett Lindenbaum
Name: Bennett Lindenbaum Title: Managing Member

Basswood Enhanced Long Short Fund, LP
By: Basswood Capital Management, L.L.C.

By:	/s/ Bennett Lindenbaum
Name: Bennett Lindenbaum Title: Managing Member

Basswood Opportunity Fund, Inc.
By: Basswood Capital Management, L.L.C.

By:	/s/ Bennett Lindenbaum
Name: Bennett Lindenbaum Title: Managing Member

Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Bridge Bancorp, Inc. [BDGE]
Date of Event Requiring Statement:	September 19, 2016

Basswood Financial Fund, LP
By: Basswood Capital Management, L.L.C.

By:	/s/ Bennett Lindenbaum
Name: Bennett Lindenbaum Title: Managing Member

Basswood Financial Fund, Inc.
By: Basswood Capital Management, L.L.C.

By:	/s/ Bennett Lindenbaum
Name: Bennett Lindenbaum Title: Managing Member

Basswood Financial Long Only Fund, LP
By: Basswood Capital Management, L.L.C.

By:	/s/ Bennett Lindenbaum
Name: Bennett Lindenbaum Title: Managing Member

Basswood Opportunity Partners, LP
By: Basswood Capital Management, L.L.C.

By:	/s/ Bennett Lindenbaum
Name: Bennett Lindenbaum Title: Managing Member